UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 19, 2008
TOUSA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32322	76-0460831

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida	33021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-364-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On January 29, 2008, TOUSA, Inc. (the “Company”) and certain of its subsidiaries (excluding its financial services subsidiaries and joint ventures) filed voluntary petitions for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida, Fort Lauderdale Division (the “Bankruptcy Court”). As previously disclosed in its Bankruptcy Court proceedings, the Company is currently engaged in preliminary discussions regarding a possible transaction with a third party. The Company confirms that such third party is Standard Pacific Corp. (“StanPac”). There can be no assurances that any transaction will occur with StanPac or any other party, or as to the timing, structure or terms of any transaction. The Company does not anticipate having any further comment unless and until a definitive agreement for a transaction is reached.
Forward-looking statements
This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of its cash collateral order; (iii) the Company’s abiiity to obtain court approval with respect to motions in the Chapter 11 proceeding; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vi) the ability of the

Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to fund and execute its business plan;(x) the ability of the Company to attract, motivate and/or retain key executives and employees; (xi) the ability of the Company to attract and retain homebuyers and land purchasers; and (xii) other risks and factors regarding the Company and the home building industry identified from time-to-time in the Company’s reports filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31,2007 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which can be found on the Company’s website at www.tousa.com. All information set forth herein is as of today’s date, and the Company undertakes no duty to update this information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUSA, Inc.
December 22, 2008	By:	/s/ Paul Berkowitz
		Name:	Paul Berkowitz
		Title:	Executive Vice President